Filed pursuant to Rule 424(b)(3)

Registration File Nos. 333-123240, 333-123240-01 and 333-123240-02

Amendment to Pricing Supplement No. 2 dated June 8, 2005

to the Prospectus dated March 21, 2005 and

the Prospectus Supplement dated March 30, 2005.

$300,000,000

PRUDENTIAL FINANCIAL, INC.

5.40% MEDIUM-TERM NOTES, SERIES C

DUE JUNE 13, 2035

This is an amendment to Pricing Supplement No. 2 dated June 8, 2005 to the Prospectus Supplement dated March 21, 2005 and the Prospectus dated March 21, 2005. This amendment should be read together with the Pricing Supplement, the Prospectus Supplement and the Prospectus.

The CUSIP No. and ISIN No. for the note are incorrect. The correct CUSIP No. for the note is 74432QAH8, and the correct ISIN for the note is US74432QAH83.

Citigroup	JPMorgan

BNY Capital Markets, Inc.

Harris Nesbitt

HSBC

Mellon Financial Markets, LLC

Wachovia Securities

June 13, 2005